United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 1, 2022

Date of Report (Date of earliest event reported)

A SPAC I Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41285	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 39, Marina Bay Financial Centre Tower 2 10 Marina Boulevard, Singapore 018983	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(65) 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, three-fourths of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCAU	The Nasdaq Capital Market LLC
Class A ordinary shares included as part of the units	ASCA	The Nasdaq Capital Market LLC
Rights included as part of the units	ASCAR	The Nasdaq Capital Market LLC

Warrants included as part of the units	ASCAW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K dated February 18, 2022, on February 17, 2022, A SPAC I Acquisition Corp. (the “Company”) consummated the IPO of 6,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share (the “Ordinary Share”), three-fourths (3/4) of one redeemable warrant (the “Warrant”), and one right (the “Right”) to receive one-tenth of one Ordinary Share upon the consummation of an initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $60,000,000.

As previously disclosed on a Current Report on Form 8-K dated February 14, 2022, on February 17, 2022, simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) with A SPAC (Holdings) Acquisition Corp., the Company’s sponsor, of 2,875,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant, generating total proceeds of $2,875,000. The Private Warrants are identical to the public warrants sold in the IPO, as set forth in the Underwriting Agreement, except as described in the Warrant Agreement.

As of February 17, 2022, a total of $60,600,000 ($10.10 per Unit) of the net proceeds from the IPO and the Private Placement were deposited in a trust account established for the benefit of the Company’s public shareholders (the “Trust Account”). An audited balance sheet as of February 17, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the sale of the Private Placement Warrants was issued by the Company and filed as an exhibit to a Current Report on Form 8-K dated February 17, 2022.

Subsequently, on February 25, 2022, the underwriters exercised their over-allotment option in full. The closing of the issuance and sale of the additional Units occurred (the “Over-Allotment Option Units”) on March 1, 2022. The total aggregate issuance by the Company of 900,000 Over-Allotment Option Units at a price of $10.00 per unit generated total gross proceeds of $9,000,000. On March 1, 2022, simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 270,000 Private Warrants to the sponsor generating gross proceeds of $270,000.

The Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

On March 1, 2022, an additional $9,090,000 ($10.10 per Unit) consisting of the net proceeds from the sale of the Over-Allotment Option Units, less the underwriter’s discount of $0.20 per Over-Allotment Option Unit ($8,820,000), and the gross proceeds from the sale of the additional private warrants ($270,000) was placed in the Trust Account, resulting in a total of $69,690,000 held in the Trust Account.

Included with this report as Exhibit 99.1 is a pro-forma balance sheet reflecting the exercise of the over-allotment option.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Balance Sheet dated March 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2022

A SPAC I ACQUISITION CORP.

By:	/s/ Claudius Tsang
Name:	Claudius Tsang
Title:	Chief Executive Officer and Chief Financial Officer